Exhibit 99.1

Goodman Networks Reports Record Revenue

in Fiscal Year 2014

¡    Annual Revenue up 28.7% to $1.2 billion

¡    Year over Year Annual Adjusted EBITDA increase of 171% to $70 million

PLANO, TX, March 31, 2015 – Goodman Networks Incorporated today announced financial results for fiscal year ended December 31, 2014.

Revenue was $1,199.2 million for the year ended December 31, 2014, compared to $931.7 million for 2013, an increase of 28.7%. Organic revenue was $893.5 million for the year ended December 31, 2014 compared to $783.1 million for 2013 which excludes revenue contributions attributable to the acquisitions of Multiband Corporation (“Multiband”) of $264.0 million and Custom Solutions Group of Cellular Specialties, Inc. (“CSG”) of $41.7 million. Infrastructure Services (IS) revenue grew 17.1% driven by the continued deployment of 4G-LTE networks by our customers. Professional Services (PS) revenue decreased 10.4% resulting from the decrease in the volume of services provided to Alcatel-Lucent. Field Services (FS) revenue was $261.3 million for the full year ended December 31, 2014 compared to $88.2 million in revenue for four months in 2013 after the acquisition of Multiband. Net loss from continuing operations was $14.9 million for 2014, compared to a net loss from continuing operations of $43.2 million in 2013.

Adjusted EBITDA was $69.7 million for the year ended December 31, 2014, up from $25.8 million in 2013, an increase of 171%. Summary financial statements for the year ended December 31, 2014 are included in Exhibit A to this earnings announcement.

“We had a record year for our company in terms of revenue and adjusted EBITDA from continuing operations. I’m pleased with how we have transformed our company with the addition and integration of the Multiband and CSG acquisitions,” stated Ron Hill, Goodman Networks’ executive chairman and chief executive officer. “We continue to focus on long-term growth through operational excellence, innovation and customer diversification. Our strategy is sound, our financials are strong, and we have uniquely positioned the company to help our customers address their largest network needs.”

Results for the Years Ended December 31, 2013 and 2014 (dollars in thousands)

Results of operations are presented below.

	Year Ended December 31,
	2013	2014
	Amount	Amount	Change ($)
Revenue:
Professional Services	$111,468	$99,880	$(11,588)
Infrastructure Services	715,518	837,982	122,464
Field Services	88,240	261,326	173,086
Other Services	16,519	—	(16,519)

Total revenue	931,745	1,199,188	267,443
Cost of revenues:
Professional Services	91,597	92,380	783
Infrastructure Services	622,438	707,616	85,178
Field Services	77,899	225,441	147,542
Other Services	14,175	—	(14,175)

Total cost of revenue	806,109	1,025,437	219,328
Gross profit:
Professional Services	19,871	7,500	(12,371)
Infrastructure Services	93,080	130,366	37,286
Field Services	10,341	35,885	25,544
Other Services	2,344	—	(2,344)

Total gross profit	125,636	173,751	48,115

Gross margin as percent of segment revenues:
Professional Services	17.8%	7.5%
Infrastructure Services	13.0%	15.6%
Field Services	11.7%	13.7%
Other Services	14.2%	0.0%

Total gross margin	13.5%	14.5%

Selling, general and administrative expenses	121,106	122,792	1,686
Restructuring Expense	—	9,998	9,998
Impairment Expense	—	3,254	3,254
Other Operating (income) expense	—	(3,285)	(3,285)

Operating income	4,530	40,992	36,462
Other (income) loss	(25)	(71)	(46)
Interest expense, net	40,287	46,694	6,407

Loss before income taxes from continuing operations	(35,732)	(5,631)	30,101
Income tax expense	7,506	9,293	1,787

Net loss from continuing operations	(43,238)	(14,924)	28,314
Discontinued operations, net of income taxes	—	—	—

Net loss	$(43,238)	$(14,924)	$28,314

Total revenue increased $267.4 million, primarily driven by an increase in the volume of services provided to subsidiaries of AT&T Inc. for projects that were completed during the year, coupled with the inclusion of full year revenue for the Multiband and CSG acquisitions. Cost of revenue as a percentage of revenue decreased from 86.5% in 2013 to 85.5% in 2014 as a result of our efforts to eliminate costs and drive efficiencies to our business.

Selling, general and administrative expense as a percentage of revenue decreased from 13.0% in 2013 to 10.2% in 2014 due to our savings from the 2014 restructuring plan, the change in the fair value of the CSG earn-out obligation and a reduction in professional fees.

Interest expense of $46.7 million increased $6.4 million as a result of inclusion of a full year of interest related to the tack-on notes compared to only the latter part of the year for 2013. Income tax expense was $9.3 million for the year ended December 31, 2014 as a result of the loss before taxes and a valuation allowance of $28.6 million recorded against our deferred tax assets.

Goodman Networks Conference Call Information

Goodman Networks will host a conference call to discuss its financial and operational results at 8:00 AM Central Time (CT) on Tuesday, March 31, 2015. Dial-in information for the conference call is as follows:

Date:	Tuesday, March 31, 2015
Time:	8:00 AM CT
Call-in number:	(877) 415-3186 or (857) 244-7329
Participant Passcode:	53028061

Please plan on accessing the conference call 5 minutes prior to the scheduled start time.

A replay of the call will be available for 7 days. To listen to a replay of the call, please dial (888) 286-8010 or (617) 801-6888 and use passcode 29155420 prior to 11:59 PM CT on Tuesday, April 7, 2015.

About Goodman Networks Incorporated

Goodman Networks is a leading national provider of end-to-end network infrastructure and professional services to the wireless telecommunications industry. Our core services span the full network lifecycle, including the design, engineering, construction, deployment, integration, maintenance and decommissioning of wireless networks.

Forward-Looking Statements

This earnings release and the conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this earnings release. Such risks and uncertainties include our reliance on two customers, which have announced a plan to merge, for the vast majority of our revenues, our ability to maintain a level of service quality satisfactory to those two customers across a broad geographic area, our ability to manage or refinance our substantial level of indebtedness and our ability to generate sufficient cash to service our indebtedness, our ability to raise additional capital to fund our operations and meet our obligations, our ability to translate amounts included in our estimated backlog into revenue or profits, business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs and the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission. We do not undertake to update forward-looking statements.

Non-GAAP Financial Measures

We present EBITDA because we consider it to be an important supplemental measure of our operating performance and we believe that such information will be used by securities analysts, investors and other interested parties in the evaluation of our results. We present Adjusted EBITDA, which adjusts EBITDA for items that management does not consider to be reflective of our core operating performance, because it may be used by certain investors as a measure of operating performance. Management considers core operating performance to be that which can be affected by managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Adjusted EBITDA adjusts EBITDA to eliminate the impact of certain items, including: (i) share-based compensation (non-cash portion); (ii) certain restructuring fees and expenses; (iii) amortization of debt issuance costs; (iv) restatement fees and expenses; (v) impairment charges recognized on our long-lived assets; (vi) fees and expenses related to the issuance of equity permitted under the Indenture; and (vii) transaction fees and expenses related to acquisitions.

	2013	2014	% Change
	(dollars in thousands)
EBITDA from continuing operations and Adjusted EBITDA from continuing operations:
Net loss from continuing operations	$(43,238)	$(14,924)	-65%
Income tax expense (benefit)	7,506	9,293	24%
Interest expense, net	40,287	46,694	16%
Depreciation and amortization	9,758	11,499	18%

EBITDA from continuing operations	14,313	52,562	267%
Share-based compensation	4,507	6,043	34%
Restructuring expenses	—	9,998	0%
Amortization of debt issuance costs	(1,990)	(3,482)	75%
Restatement fees and expenses	3,382	—	-100%
Asset Impairment	—	3,254	0%
Equity issuance costs	—	1,360	0%
Acquisition related transaction expenses	5,546	—	-100%

Adjusted EBITDA from continuing operations	$25,758	$69,735	171%

The Company also presents organic revenue, a non-GAAP measure, which represents revenue excluding the impact of the acquisitions of Multiband and CSG. Management believes that organic revenue is an important measure to make meaningful period-to-period comparisons and is therefore useful to investors. Organic revenue should be viewed in addition to, and not in lieu of, the Company’s consolidated financial statements. A reconciliation of revenue to organic revenue is set forth below (in thousands):

	Three months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
Revenues	$358,075	$308,243	$931,746	$1,199,188

Less: Multiband Corporation revenues	(76,945)	(66,144)	(104,759)	(263,999)

Less: CSG revenues	(17,366)	(11,057)	(43,909)	(41,679)

Organic revenues	$263,764	$231,042	$783,077	$893,509

Goodman Networks Contact:

Investor Relations:	Geoff Miller
Interim Chief Financial Officer
gemiller@goodmannetworks.com
(972) 421-5197

Goodman Networks Incorporated

Consolidated Balance Sheets

December 31, 2013 and 2014

(In Thousands, Except Share Amounts and Par Value)

	December 31,
	2013	2014
Assets
Current Assets
Cash	$59,439	$76,703
Accounts receivable, net of allowances for doubtful accounts of $350 and $877 at December 31, 2013 and 2014, respectively	109,478	66,354
Unbilled revenue on completed projects	21,136	16,780
Costs in excess of billings on uncompleted projects	100,258	81,410
Inventories	22,909	18,638
Prepaid expenses and other current assets	8,980	6,727
Assets held for sale	—	4,000
Income tax receivable	16,772	513

Total current assets	338,972	271,125

Property and equipment, net of accumulated depreciation of $25,062 and $29,776 at December 31, 2013 and 2014, respectively	19,647	24,638
Deferred financing costs, net	18,156	14,491
Deferred tax assets	18,443	—
Deposits and other assets	3,313	2,821
Insurance collateral	11,569	12,249
Intangible assets, net of accumulated amortization of $4,744 and $10,438 at December 31, 2013 and 2014, respectively	29,156	19,558
Goodwill	69,134	69,178

Total assets	$508,390	$414,060

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	$137,106	$94,851
Accrued expenses	98,047	73,574
Income taxes payable	357	1,783
Billings in excess of costs on uncompleted projects	46,691	36,316
Deferred revenue	113	426
Deferred tax liabilities	8,457	—
Liabilities related to assets held for sale	—	3,646
Deferred Rent - Short Term	—	188
Current portion of capital lease and notes payable obligations	1,818	1,366

Total current liabilities	292,589	212,150

Notes payable	330,346	326,648
Capital lease obligations	1,542	1,045
Accrued expenses, non-current	18,791	8,484
Deferred revenue, non-current	—	8,874
Deferred tax liability, non-current	—	1,428
Deferred rent	446	454

Total liabilities	643,714	559,083

Shareholders’ Deficit
Common stock, $0.01 par value, 10,000,000 shares authorized; 985,714 issued and 869,396 outstanding at December 31, 2013 and 1,029,072 issued and 912,754 outstanding at December 31, 2014	10	10
Treasury stock, at cost, 116,318 shares at December 31, 2013 and 2014	(11,756)	(11,756)
Additional paid-in capital	13,314	18,525
Other comprehensive income	—	14
Accumulated deficit	(136,892)	(151,816)

Total shareholders’ deficit	(135,324)	(145,023)

Total liabilities and shareholders’ deficit	$508,390	$414,060

Goodman Networks Incorporated

Consolidated Statements of Operations

Years Ended December 31, 2012, 2013 and 2014

(In Thousands)

	2012	2013	2014
Revenues	$609,227	$931,745	$1,199,188
Cost of revenues	499,288	806,109	1,025,437

Gross profit (exclusive of depreciation and amortization included in selling, general and administrative expense shown below)	109,939	125,636	173,751
Selling, general and administrative expenses	87,216	121,106	122,792
Restructuring expense	—	—	9,998
Impairment expense	—	—	3,254
Other operating income	—	—	(3,285)

Operating income	22,723	4,530	40,992
Other income	—	(25)	(71)
Interest expense, net	31,998	40,287	46,694

Loss before income taxes	(9,275)	(35,732)	(5,631)
Income tax expense (benefit)	(4,176)	7,506	9,293

Net loss from continuing operations	(5,099)	(43,238)	(14,924)
Discontinued operations, net of income taxes	2,568	—	—

Net loss	$(2,531)	$(43,238)	$(14,924)
Other comprehensive income:
Foreign currency translation adjustments	—	—	14

Comprehensive loss	$(2,531)	$(43,238)	$(14,910)

Goodman Networks Incorporated

Consolidated Statements of Cash Flows

Years Ended December 31, 2012, 2013 and 2014

(In Thousands)

	2012	2013	2014
Operating Activities
Net loss	$(2,531)	$(43,238)	$(14,924)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,621	4,522	5,806
Amortization of intangible assets	—	5,236	5,694
Amortization of debt discounts and deferred financing costs	2,089	2,509	4,527
Impairment and restructuring charges	—	—	7,158
Provision of doubtful accounts	(239)	337	1,626
Deferred tax expense	10,433	5,715	11,415
Share-based compensation expense	5,629	4,453	6,668
Accretion of contingent consideration	—	846	515
Change in fair value of contingent consideration	—	(200)	(9,519)
Change in fair value of guarantee of indebtedness	—	—	(1,500)
Loss on sale of property and equipment	(29)	111	292
Gain on sale of MDU assets	—	(1,472)	—
Changes in (net of acquisitions):
Accounts receivable	(24,176)	(6,728)	41,726
Unbilled revenue	(1,829)	(1,679)	3,554
Costs in excess of billings on uncompleted projects	19,071	(63,975)	18,371
Inventories	12,048	9,186	4,245
Prepaid expenses and other assets	(829)	7,880	8,807
Accounts payable and other liabilities	682	43,796	(66,767)
Income taxes payable / receivable	(14,185)	1,934	18,053
Billings in excess of costs on uncompleted projects	14,471	(1,861)	(10,375)
Deferred revenue	—	—	9,289

Net cash provided by (used in) operating activities	24,226	(32,628)	44,661

Investing Activities
Purchases of property and equipment	(2,987)	(4,019)	(17,615)
Payments for intangible assets	—	(8)	—
Proceeds from the sale of MDU Assets	—	12,500
Proceeds from the sale of property and equipment	59	76	275
Purchase of Cellular Specialties, Inc.	—	(18,000)	—
Purchase of Multiband	—	(101,092)	—
Purchase of Design Build Technologies	—	(1,306)	—
Checks issued in excess of bank balance with the purchase of subsidiaries	—	(254)	—
Change in due from shareholders	(147)	138	3

Net cash used in investing activities	(3,075)	(111,965)	(17,337)

Financing Activities
Proceeds from lines of credit	—	517,516	1,095,560
Payments on lines of credit	—	(517,516)	(1,095,560)
Proceeds from issuance of the Tack-On Notes	—	105,000	—
Payments on capital lease and notes payable obligations	(797)	(4,112)	(8,096)
Payments on contingent consideration arrangements	—	—	(670)
Payments for deferred financing costs	—	(12,865)	(1,360)
Proceeds from the issuance of common stock	—	13	—
Proceeds from exercise of warrants and stock options	—	—	43
Purchase of treasury stock	—	(4,995)	—

Net cash provided by (used in) financing activities	(797)	83,041	(10,083)

Effect of exchange rate changes on cash	—	—	23

Increase (decrease) in cash	20,354	(61,552)	17,264
Cash, Beginning of Period	100,637	120,991	59,439

Cash, End of Period	$120,991	$59,439	$76,703